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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                 April 9, 1997



                        COMMUNITY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                   Tennessee
                 (State or other jurisdiction of incorporation)

               0-28496                                 62-1626938
        (Commission File No.)           (IRS Employer Identification No.)

401 Church Street, Nashville, Tennessee 37219
(Address of principal executive offices)

615/271-2000
(Registrant's telephone number, including area code)

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ITEM 5.                  OTHER EVENTS

Mack S. Linebaugh, Jr., President and CEO, announced the promotion of T. Wayne Hood to Senior Vice President of Community Financial Group, Inc. and Senior Vice President/ General Counsel and Senior Trust Officer of the Company's wholly owned subsidiary, The Bank of Nashville. Mr. Hood joined The Bank in 1993 as Vice President - Legal and Compliance Officer.

Exhibit: 99 Copy of press release dated April 9, 1997 announcing promotion of T. Wayne Hood to Senior Vice President.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            COMMUNITY FINANCIAL GROUP, INC.

Date:   4/24/97             /s/ Mack S. Linebaugh, Jr.
                            Mack S. Linebaugh, Jr.
                            Chairman, President
                            and Chief Executive Officer